Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our reports dated February 20, 1998, included in AMF Bowling, Inc.'s Annual Report on Form10-K for the year ended December 31, 1997.



                                                ARTHUR ANDERSON LLP

Richmond, Virginia
June 19, 1998